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                                                                   EXHIBIT 10.51

                           CRITICAL THERAPEUTICS, INC.

                               2006 COMPANY GOALS

      On November 30, 2005, based on the recommendation of the Compensation Committee of the Board of Directors of Critical Therapeutics, Inc., our Board of Directors approved company goals for 2006. These company goals will be considered in determining bonus amounts for our executive officers in respect of our 2006 fiscal year. The company goals for 2006 include:

      - enhancing the commercial value of zileuton by meeting ZYFLO(R) sales targets, making specified regulatory filings and achieving specified business development goals;

      - progressing our research and development pipeline by making specified regulatory filings and achieving specified pre-clinical and clinical development milestones and business development goals for our other product candidates;

      - maintaining our financial position by managing our cash balance and raising capital, as necessary, to support our operating plan and communicating effectively with investors; and

      - recruiting and retaining key employees to create an effective organization.